Exhibit 3.1

ARTICLES OF INCORPORATION OF FIRMA HOLDINGS CORP. Pursuant to the applicable provisions of Section 7-102-101 and Section 7-102-102 of the Colorado Revised Statutes ("CRS"), the undersigned incorporator hereby adopts these Articles of Incorporation on behalf of the principal organizers of the corporation. ARTICLE I, NAME. The name of this corporation is FIRMA Holdings Corp. ARTICLE II, PERIOD OF DURATION. The corporation shall exist in perpetuity, from and after the date of the filing of these Articles of Incorporation with the Secretary of State of the State of Colorado unless otherwise dissolved by the shareholders (as provided hereinbelow) or by operation of law. ARTICLE III, PURPOSES AND POWERS. . Purposes. Except as may otherwise be restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated under the Colorado Business Corporation Act. 2. General Powers. Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights to which a corporation may exercise legally pursuant to the Colorado Business Corporation Act in force as of the filing date of these Articles of Incorporation. 3. Issuance of Shares. The Board of Directors of the corporation may divide and issue any class of stock of the corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado. ARTICLE IV, CAPITAL STOCK. 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 500 million (500,000,000) shares, consisting of two classes to be designated, respectively, "Series A Common Stock" and "Series A Preferred Stock"; the Series A Common Stock shall have a par value of $.001 per share, and the Series A Preferred Stock shall have a par value of $.01 per share. The total number of shares of Series A Common Stock that the corporation shall have authority to issue is four-hundred million (400,000,000) shares. The total number of shares of the Series A Preferred Stock that the corporation shall have FIRMA Holdings Corp., Articles of Incorporation, Page 1 of 13 authority to issue is one-hundred million (100,000,000) shares. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional, and other rights, and the qualifications, limitations, or restrictions thereof, of the Series A Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article II. a. Series A Common Stock. (1) Dividend Rate. Subject to the rights of holders of the Series A Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the "Articles") or the CRS, the holders of Series A Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor. (2) Voting Rights. Except as otherwise provided by the CRS, the holders of the issued and outstanding shares of the Series A Common Stock shall be entitled to one vote for each share of Series A Common Stock. No holder of shares of Series A Common Stock shall have the right to cumulate votes. (3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, subject to the prior rights of holders of the Series A Preferred Stock, the holders of shares of the Series A Common Stock can share ratably in the corporation's assets, and shall share equally and ratably in the corporation's assets available for distribution after giving effect to any liquidation preference of any shares of the Series A Preferred Stock. A merger, conversion, exchange or consolidation of the corporation with or into any other person or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation. (4) No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights. (5) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors. b. Series A Preferred Stock. (1) Dividend Rate. The holders of Series A Preferred Stock shall be entitled to receive dividends in the amount of 10% (ten percent) of the assets legally available therefor before the payment of dividends to the holders of shares of the Series A Common Stock and Series B Common Stock out of assets legally available therefor. FIRMA Holdings Corp., Articles of Incorporation, Page 2 of 13 (2) Voting Rights. Except as otherwise provided by the CRS, the holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to 100 votes for each share held by them. (3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall have priority over the corporation's assets available for distribution in the event of any liquidation or dissolution of the corporation. A merger, conversion, exchange, or consolidation of the corporation with or into any other person or sale or transfer of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation. (4) Conversion, Redemption, or Preemptive Rights. The holders of Series A Preferred Stock shall have the right to convert their shares of Series A Preferred Stock to Series A Common Stock under the terms that shall be fixed, from time, by the board of directors, and shall have redemption rights under the terms that shall be fixed, from time, by the board of directors. (5) Consideration for Shares. The shares of the Series A Preferred Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors. 4. Non-Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation. ARTICLE V, ACTION OF STOCKHOLDERS PRIOR TO OFFERING. Prior to or after the completion of an initial public offering of the corporation's Series A Common Stock, the stockholders holding 66-2/3% or greater of the corporation's Series A Preferred Stock or Series A Common Stock may take action by written consent in lieu of a meeting. ARTICLE VI, DIRECTORS AND OFFICERS. 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The board of directors of the corporation shall be elected in such manner as shall be provided in the bylaws of the corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may FIRMA Holdings Corp., Articles of Incorporation, Page 3 of 13 be changed from time to time in such manner as shall be provided in the bylaws of the corporation. 2. Classified Board. Upon the effectiveness of the corporation's registration statement on Form S-1 with respect to its initial public offering of common stock, the directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, to be known as "Class I," "Class II" and "Class III". Directors of Class I shall hold office until the next annual meeting of stockholders after such effectiveness and until their successors are elected and qualified, directors of Class II shall hold office until the second annual meeting of stockholders after such effectiveness and until their successors are elected and qualified and directors of Class III shall hold office until the third annual meeting of stockholders after such effectiveness and until their successors are elected and qualified. At each annual meeting of stockholders following such effectiveness, successors to the directors of the class whose term of office expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one class of directors shall expire at each annual meeting. The number of directors in each class, which shall be such that as near as possible to one-third and at least one-fourth (or such other fraction as required by the CRS) in number are elected at each annual meeting, shall be established from time to time by resolution of the board of directors and shall be increased or decreased by resolution of the board of directors, as may be appropriate whenever the total number of directors is increased or decreased. 3. Limitation of Liability. The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the CRS. If the CRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the CRS, as so amended from time to time. 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Colorado or as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding (including without limitation, an action, suit, or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that an officer or director is FIRMA Holdings Corp., Articles of Incorporation, Page 4 of 13 successful on the merits in defense of any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without l i mitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article VIII hereof). 5. Repeal and Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control. 6. Initial Directors. The initial directors of the corporation following its incorporation are: a. Sebastien C. DuFort 20 Danada Sq. W. #214 Wheaton, IL 60189 7. The initial officers of the corporation following its incorporation are (a) Sebastien C. DuFort, who will serve as the corporation's President and Chief Executive Officer, Secretary and Treasurer. ARTICLE VII, VOTING ON CERTAIN TRANSACTIONS. . Amendment of Articles. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the CRS, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article III, Article VIII, or this Article VII without the affirmative vote of the holders of at least sixtysix and two-thirds percent (66 2/3%) of the issued and outstanding shares of stock of the corporation entitled to vote in the election of directors excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, considered for the purposes of this section as one class. 2. Additional Vote Required. Any affirmative vote required by this Article VII shall be in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, the Articles, the resolutions of the board of directors providing for the issuance of such class or series and any agreement between the corporation and any securities exchange or over-the-counter market upon which the corporation's shares are listed or designated for trading. FIRMA Holdings Corp., Articles of Incorporation, Page 5 of 13 ARTICLE VIII, COMPLIANCE WITH LAWS RELATING TO CONTROLLED SUBSTANCES. . Definitions. For purposes of this Article VIII, the following terms shall have the meanings specified below: a. "Affiliate" shall mean a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of this Section 1(a) of Article VIII, "control", "controlled by", and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. "Affiliated Companies" shall mean those partnerships, corporations, limited liability companies, trusts, or other entities that are Affiliates of the corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Drug Laws of the applicable Drug Jurisdictions) that are registered or licensed under applicable Drug Laws. b. "Drugs" or "Drug Activities" shall mean the manufacture, packaging, distribution, by either import or export, sale, resale, and related activities, or any other drug-related enterprise. c. "Drug Authority" shall mean all international, foreign, U. S. Federal, state, local, and other regulatory and licensing bodies and agencies with authority over the manufacturing and distribution of controlled substances and other drugs within any Jurisdiction. "Jurisdiction" shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Drug Activities are lawfully conducted. d. "Drug Laws" shall mean all laws, statutes, ordinances, and regulations pursuant to which any Drug Authority possesses regulatory and licensing authority over Drugs within any Jurisdiction, and all orders, decrees, rules, and regulations promulgated by such Drug Authority thereunder. e. "Pharmaceutical Licenses" shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions, and entitlements issued by a Drug Authority necessary for or relating to the conduct of Drug Activities. f. "Own", "Ownership", or "Control" (and derivatives thereof) shall mean (i) ownership of record, (ii) "beneficial ownership" as defined in Rule 13d-3 promulgated by the United States Securities and Exchange Commission (as now or hereafter amended) (the "SEC"), or (iii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of Securities, by agreement, contract, agency or other manner. FIRMA Holdings Corp., Articles of Incorporation, Page 6 of 13 g. "Person" shall mean an individual, partnership, corporation, limited liability company, trust, or any other entity. h. "Redemption Date" shall mean the date specified in the Redemption Notice as the date on which the shares of the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the corporation. i. "Redemption Notice" shall mean that notice of redemption given by the corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to this Article VIII. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares of the Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all. l• "Redemption Price" shall mean the price to be paid by the corporation for the Securities to be redeemed pursuant to this Article VIII, which shall be that price (if any) required to be paid by the Drug Authority making the finding of unsuitability, or if such Drug Authority does not require a certain price to be paid, that amount determined by the board of directors to be the fair value of the Securities to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of the closing sales price per share of shares on an electronic intermediary quotation system or the principal national securities exchange on which such shares are then listed on the trading date on the day before the Redemption Notice is deemed given by the corporation to the Unsuitable Person or an Affiliate of an Unsuitable Person or, if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted by OTC Markets Group, Inc. or traded on a regional or national securities exchange, or, if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by any other generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Drug Authority and, if not so required, as the board of directors determines. Any promissory note shall contain such terms and conditions as the board of directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the corporation or any Affiliate of the corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the corporation or any Affiliate of the corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the first anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of 8% (eight percent) per annum. k. "Securities" shall mean the capital stock of the corporation. 1. "Unsuitable Person" shall mean a Person who (i) is determined by a Drug Authority to be unsuitable to Own or Control any Securities or unsuitable to be connected or affiliated FIRMA Holdings Corp., Articles of Incorporation, Page 7 of 13 with a Person engaged in Drug Activities in a Drug Jurisdiction, or (ii) causes the corporation or any Affiliated Company to lose or to be threatened with the loss of any Drug License, or (iii) in the sole discretion of the board of directors of the corporation, is deemed likely to jeopardize the corporation's or any Affiliated Company's application for, receipt of approval for, right to the use of, or entitlement to, any Drug License. 2. Finding of Unsuitability. a. The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to redemption by the corporation, out of funds legally available therefor, by action of the board of directors, to the extent required by the Drug Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. If a Drug Authority requires the corporation, or the board of directors deems it necessary or advisable, to redeem any such Securities, the corporation shall give a Redemption Notice to the Unsuitable Person or its Affiliate and shall purchase on the Redemption Date the number of shares of the Securities specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. Such Unsuitable Person or its Affiliate shall surrender the certificates representing any shares to be redeemed in accordance with the requirements of the Redemption Notice. b. Commencing on the date that a Drug Authority serves notice of a determination of unsuitability or the board of directors determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall not be entitled: (i) to receive any dividend or interest with regard to the Securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the shares of capital stock of the corporation entitled to vote, or (iii) to receive any remuneration in any form from the corporation or any Affiliated Company for services rendered or otherwise. 3. Notices. All notices given by the corporation pursuant to this Article, including Redemption Notices, shall be in writing and may be given by mail, addressed to the Person at such Person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed given at the time deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable and such notice shall be deemed to be given at the time of receipt thereof, if given personally, or at the time of transmission thereof, if given by telegram, facsimile, telex or cable. 4. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the corporation and its Affiliated Companies for any and all FIRMA Holdings Corp., Articles of Incorporation, Page 8 of 13 losses, costs, and expenses, including attorneys' fees, incurred by the corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person's or Affiliate's continuing Ownership or Control of Securities, the neglect, refusal or other failure to comply with the provisions of this Article VIII, or failure to promptly divest itself of any Securities when required by the Drug Laws or this Article VIII. 5. Injunctive Relief. The corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article VIII and each holder of the Securities of the corporation shall be deemed to have acknowledged, by acquiring the Securities of the corporation, that the failure to comply with this Article VIII will expose the corporation to irreparable injury for which there is no adequate remedy at law and that the corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article. 6. Non-exclusivity of Rights. The corporation's rights of redemption provided in this Article VIII shall not be exclusive of any other rights the corporation may have or hereafter acquire under any agreement, provision of the bylaws or otherwise. 7. Further Actions. Nothing contained in this Article VIII shall limit the authority of the board of directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation or its Affiliated Companies from the denial or threatened denial or loss or threatened loss of any Drug License of the corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the board of directors may conform any provisions of this Article VIII to the extent necessary to make such provisions consistent with Drug Laws. In addition, the board of directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the corporation not inconsistent with the express provisions of this Article VIII for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article VIII. Such procedures and regulations shall be kept on file with the Secretary of the corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the corporation and any Affiliated Companies, and shall be made available for inspection by the public and, upon request, mailed to any holder of Securities. The board of directors shall have exclusive authority and power to administer this Article VIII and to exercise all rights and powers specifically granted to the board of directors or the corporation, or as may be necessary or advisable in the administration of this Article VIII. All such actions which are done or made by the board of directors in good faith shall be final, conclusive and binding on the corporation and all other Persons; provided, however, that the board of directors may delegate all or any portion of its duties and powers under this Article VIII to a committee of the board of directors as it deems necessary or advisable. 8. Severability. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceablilty shall not affect any other provision of this Article VII. FIRMA Holdings Corp., Articles of Incorporation, Page 9 of 13 . Termination and Waivers. Except as may be required by any applicable Drug Law or Drug Authority, the board of directors may waive any of the rights of the corporation or any restrictions contained in this Article VIII in any instance in which the board of directors determines that a waiver would be in the best interests of the corporation. The board of directors may terminate any rights of the corporation or restrictions set forth in this Article VIII to the extent that the board of directors determines that any such termination is in the best interests of the corporation. Except as may be required by a Drug Authority, nothing in this Article VIII shall be deemed or construed to require the corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person. ARTICLE IX, TRANSACTIONS WITH INTERESTED DIRECTORS. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if: a. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or b. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or c. The contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof, which authorizes, approves, or ratifies such contract or transaction. ARTICLE X, CORPORATE OPPORTUNITY. The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation which shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and FIRMA Holdings Corp., Articles of Incorporation, Page 10 of 13 thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director, or member of management) from any duties, which he or she may have to this corporation. ARTICLE XI, INDEMNIFICATION. The corporation may indemnify any director, officer, employee, fiduciary, or agent of the corporation to the full extent permitted by the Colorado Corporations and Associations Act as in effect at the time of the conduct by such person. ARTICLE XII, AMENDMENTS. The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the CRS, these Articles of Incorporation, and the corporation's bylaws. ARTICLE XIII, ADOPTION AND AMENDMENT OF BYLAWS. The initial bylaws of the corporation shall be adopted by its initial board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the CRS or these Articles of Incorporation. ARTICLE XIV, REGISTERED OFFICE AND REGISTERED AGENT. The corporation's initial address of the registered office of the corporation is 20 Danada Sq. W. #214 Wheaton, IL 60189, and the name of the registered agent is Azure Blockchain, Inc. 1550 Larimer St. #969 Denver, CO 80202. Either the registered office or the registered agent may be changed in the manner permitted by law. Acceptance of Appointment by Registered Agent. Azure Blockchain, Inc. does hereby accept its appointment as the corporation's initial registered agent in accordance with the terms of its appointment in this Article XIV. FIRMA Holdings Corp., Articles of Incorporation, Page 11 of 13 Azure Blockchain, Inc. By: Sebastien C. DuFort Its: President 1550 Larimer St. #969 Denver, CO 80202 ARTICLE XV, LIMITATION OF LIABILITY OF DIRECTORS TO CORPORATION AND SHAREHOLDERS. No director shall be liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under the CRS Section 7-108-402 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the corporation or its shareholders; c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal, or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by the CRS or as may be permitted in the future by changes or enactments in the CRS, including without limitation Section 7-109-102 and/or Section 7-109-103. ARTICLE XVI, RECAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES. a. The board of directors, without the consent of shareholders, may adopt any recapitalization affecting the outstanding securities of the corporation by effecting a forward or reverse split of all of the outstanding securities of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any change in the Articles of Incorporation of the corporation. b. The vote of 66-2/3% of the holders of Series A Preferred Stock shall be required to effect any recapitalization of the corporation's capital stock. ARTICLE XVII, IRREVOCABLE AUTHORITY TO ISSUE SHARES OF SERIES A PREFERRED STOCK FOLLOWING INCORPORATION, At a time that shall be convenient to the Board of Directors of the corporation following the acceptance of these Articles of Incorporation by the Secretary of State of the state of Colorado, the incorporator and the corporation hereby irrevocably authorize the corporation to contemporaneously cause the corporation's stock transfer agent (a) to FIRMA Holdings Corp., Articles of Incorporation, Page 12 of 13 issue a certificate for 75,000,000 (seventy-five million) shares of the corporation's Series A Preferred Stock to Sebastien C. DuFort. This action is irrevocable at any regular, special, or emergency action by the corporation's board of directors or shareholders, and does not require any action on the part of, the holders of the corporation's common stock, or Series A Preferred Stock; however, the revocation of these issuances shall be subject to the approval of 66-2/3% of the corporation's Series A Preferred Stock, of which Mr. DuFort is holder. IN WITNESS WHEREOF, I, Sebastien C. DuFort, the incorporator of the corporation, have subscribed this document and do hereby affirm, under penalty of perjury, that the statements contained herein have been examined by me and are true and correct as of this 1st day of August 2020. Incorporator Sebastien C. DuFort 20 Danada Sq. W. #214 Wheaton, IL 60189 Telephone: (630) 532-3625 FIRMA Holdings Corp., Articles of Incorporation, Page 13 of 13